Exhibit 10.9

THIS AGREEMENT is made on the 29 February 2024.

BETWEEN:-

(1)	HAPPY GROUP CREATION LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Unit D, 7/F, KC100, 100 Kwai Cheong Road, Kwai Chung, New Territories, Hong Kong (the “HGC”); AND

(2)	BOXASONE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “BAO”).

WHEREAS:

(A)	Pursuant to three agreements entered into between Client and BAO respectively dated 10 September 2021 each as supplemented by a supplemental agreement dated 30 June 2022, Client has engaged BAO for provision of its services for design, build, customization and set up of (i) smart kiosk solution (the “Smart Kiosk Agreement”), (ii) smart logistics solution (the “Smart Logistics Agreement”) and (iii) smart vending solution (the “Smart Vending Agreement”).

(B)	Pursuant to an agreement entered into between Client and Global Engine Limited (“GEL”) dated 10 November 2021 as supplemented by a supplemental agreement dated 30 June 2022, Client has engaged GEL, an Affiliate of BAO to provide cloud hosting services (the “Cloud Hosting Agreement”, Smart Kiosk Agreement, Smart Logistics Agreement and Smart Vending Agreement, collectively the “Master Agreements”).

(C)	Pursuant to a confirmation letter dated 1 September 2022 issued to Client by BAO and GEL, the parties agree to amend the terms of the Master Agreements including to revise the scope of services with the value of the estimated fees for each type of new services to be provided by BAO or GEL were set out therein for reference (the “Revised Services”).

(D)	In consideration of the above, each of the HGC and BAO agrees to enter into this Agreement to set out their respective rights and obligations in relation to the Services as described in Schedule 1, subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a)	“Affiliate” means any person, directly or indirectly, controlling, controlled by or under direct or indirect common control with another person;

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(b)	“Confidential Information” means information that is not generally known to the public, is subject to a protective order, or that constitutes a trade secret under applicable law, including, without limitation, technical information, know-how, technology, software applications and code, prototypes, ideas, inventions, methods, improvements, data, files, information relating to supplier and customer identities and lists, accounting records, business and marketing plans, and information that would reasonably be considered confidential by virtue of its relation to the work contemplated by this Agreement. Confidential Information also includes all copies and tangible embodiments of any of the foregoing (in whatever form or medium);

(c)	“Fees” means the fees as specified in Schedule 1 payable by HGC from time to time to BAO for provision of the Services;

(d)	“HKIAC” is as defined in Clause 16.2;

(e)	“Services” means the services as detailed in Schedule 1;

(f)	“HGC Data” means all information and data of HGC, derived by or on behalf of HGC from such information and data, including as stored in or processed through the System or the Platform, while excluding all pre-existing data or information owned by BAO prior to the date of this Agreement;

(g)	“Hosting Expansion” means the expansion of server hosting capacity to be provided by BAO as specified in Schedule 1;

(h)	“Term” means the term as specified in Schedule 1;

1.2	Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3	The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4	References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2.	PROVISION OF SERVICES

2.1	In consideration of HGC paying the Fees to BAO in the manner described in Clause 3, BAO agrees to provide the Services to HGC subject to the terms and conditions herein and in Schedule 1. If any services, functions or responsibilities not specifically described in this Agreement are inherent subtasks of the Services and are reasonably necessary for provision of the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement. HGC shall retain the right to perform itself, or retain third parties to perform, any of the Services.

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2.2	HGC and BAO shall cooperate in good faith in all matters relating to the provision of Services. BAO shall obtain including but not limited to all consents, licences or approvals necessary for BAO to fulfil its obligations hereunder.

2.3	HGC shall respect independent performance of the Services by BAO and shall communicate with BAO for any suggestions. BAO shall not assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties unless with the written consent of HGC.

2.4	During the Term, HGC will provide all necessary actions and assistance as reasonably required to facilitate BAO’s provision of the Services.

2.5	BAO shall provide the Hosting Expansion for HGC, including but not limited to diagnose, correct and resolve reported errors or problems within a reasonable period, delivering resolution of errors and problems as updates, modifications and enhancements, and tracking all problems that are reported by HGC.

2.6	HGC may request, at any time, BAO to return to any HGC Data in the format and on the media requested or to erase or destroy any HGC Data in BAO’s possession.

2.7	BAO acknowledges that all HGC Data is, or shall be, and shall remain as the exclusive property of HGC which shall not be accessed, used, disclosed, analyzed, stored, copied, sold, assigned, leased or otherwise provided to third parties, (b) commercially exploited in any form (including any individualized, anonymized or aggregated form), or (c) otherwise used in any manner, by BAO, BAO’s Affiliates, agents, subcontractors and employees other than in connection with its performance under this Agreement.

3.	PAYMENT

3.1	HGC shall pay the Fees to BAO for provision of the Services in the manner set out in Schedule 1. All unforeseeable costs, tax, charges, and expenses incurred for and in connection with the provision of the Services by BAO shall be approved by HGC except as expressly provided otherwise in this Agreement or approved in advance in writing by BAO.

3.2	All payment shall be made within thirty (30) days from the date of invoices issued by BAO to HGC unless otherwise disputed by HGC within 14 days from receipt of such invoice.

4.	TERMINATION

4.1	This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutual agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement.

4.2	This Agreement may be terminated by either party with a 30 days’ notice without cause.

4.3	Upon expiration or termination of this Agreement, BAO shall promptly return to HGC (or, at the HGC’s option, destroy and certify in writing to HGC that it has destroyed) the original and all copies of any deliverables and documentation, including archival copies, compilations, translations, partial copies, updates and modifications, if any, and shall delete all copies of the programs from its storage facilities or any other forms.

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4.4	Upon expiration or termination of this Agreement, BAO will provide free data storage service for a continuing period of 30 days, within which HGC will be allowed to download, duplicate, retrieve, back-up, relocate and/or transfer all data, information and documents in the hosting to a local hard disk or other location or other service provider as designated by HGC. BAO shall provide HGC with necessary assistance to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer to HGC or its designee.

4.5	The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.6	Clauses 5, 6, 7, 10, 11, 12, 13 and 16 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

5.2	BAO represents, warrants and undertakes to HGC as follows:-

(a)	the Services will be duly performed and completed in a diligent, professional and business-like manner;

(b)	it will perform its obligations under this Agreement in a manner that complies with all applicable laws, regulations, ordinances and codes and will, in accordance with this Agreement, obtain all applicable consents, permits and licenses required in connection with its performance under this Agreement;

(c)	it has not disclosed, and will not disclose, any Confidential Information of HGC;

(d)	it shall ensure that the Hosting do not contain any virus or any other contaminant that may be used, without authorization, to access, alter, delete, damage, disable, cause disruption of or otherwise interfere with the use by HGC; and

(e)	the statements set out in the recitals above are true, correct and not misleading in all respects.

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6.	LIMITATION OF LIABILITY

6.1	Neither party will be liable to the other party or to any third party, for any indirect, punitive, special, incidental, exemplary, or consequential damages. this limitation of liability will apply regardless of the form of action, whether in contract or tort, including negligence, or for any loss of revenue, data, or profits, and independent of any failure of essential purpose of the warranties and remedies provided hereunder. This limitation of liability will apply whether or not the other party has been apprised of the possibility of such damages.

6.2	The limitation on liability set forth in Clause 6.1 shall not apply to any damages resulting from personal injury or property damage and damages resulting from infringement claims, wilful misconduct, gross negligence and intentional breaches of obligations under this Agreement.

7.	CONFIDENTIALITY

7.1	The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party, including the Confidential Information pursuant to this Agreement or prior to it and to disclose the same only to those of its agents, employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2	BAO acknowledges that all Confidential Information disclosed or revealed to BAO hereunder is disclosed solely to permit BAO to perform its obligations under this Agreement. BAO shall not use any Confidential Information for any other purpose, and shall not disclose or reveal any Confidential Information to any third-party without the prior written consent of HGC save as provided in Clause 7.1 above.

7.3	BAO shall implement all reasonable security measures, and shall take all reasonable actions, including, but not limited to, the initiation and prosecution of legal or administrative actions, to prevent the unauthorized use, appropriation, or disclosure of any Confidential Information by any of its agents, employees or subcontractors.

7.4	The foregoing obligations shall not apply, however, to any part of such information which:

a)	was already in the public domain or which becomes so through no fault of the receiving party;

b)	was already known to the receiving party prior to receipt thereof; or

c)	was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.5	Subject to the provisions in Clause 7.4 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

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8.	ASSIGNMENT

8.1	Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other.

9.	ENTIRE AGREEMENT

9.1	The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail.

9.2	Save as expressly provided, no alteration, modification, amendment, waiver, consent or discharge shall be binding upon either party unless in writing and signed by both parties.

10.	NOTICES

10.1	Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

11.	LEGAL RELATIONSHIP

11.1	Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between HGC on the one hand, and BAO on the other.

11.2	Either party acknowledges that it is not part of the other party’s organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party.

12.	SEVERABILITY

12.1	In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

13.	WAIVER

13.1	No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

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14.	Force Majeure

14.1	Neither party shall be liable for any delays or failures attributable to its being affected or caused, directly or indirectly, by fire, flood, earthquake, elements of nature, acts of God, acts of war, terrorism, riots, civil disorders, strikes, lockouts or labor difficulties, or other similar cause beyond the reasonable control of the party (an “Event of Force Majeure”), but the party so affected shall use best endeavours to resume performance as quickly as possible and shall promptly give the other party full particulars of the failure or delay and consult with the other party concerning the failure or delay from time to time as appropriate. If any such delay or failure on the part of the BAO continues for a period of one (1) month, HGC shall be entitled to terminate this Agreement and/or any services provided under this Agreement immediately on giving written notice to BAO.

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

15.1	The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

16.	APPLICABLE LAW AND DISPUTE RESOLUTION

16.1	This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

16.2	Notwithstanding Clause 16.1, a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre (“HKIAC”) with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

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IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
HAPPY GROUP CREATION	)
LIMITED	)
in the presence of:-)
)
)
)
______________________	)
)
)

SIGNED BY	)
FOR AND ON BEHALF OF	)
BOXASONE LIMITED	)
in the presence of:-)
)
)
)
)
______________________	)
)
)

SCHEDULE 1

Part 1 - The Services

BAO shall provide the following Services to HGC:

1.	Expansion of the server hosting capacity for the point-of-sale system and promoter daily sales reporting system

Part 2 – Term, Fees and Timeline

1.	Term:	From 1 December 2023 to 30 November 2024 (both days inclusive) (the “Term”) unless terminated early pursuant to the terms and conditions of this Agreement.
2.	Fees:	HGC shall pay the Hosting Expansion Fees totalling HK$19,700 per month during the Term.

For the avoidance of doubt, any services performed by BAO not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall obtain prior written consent from HGC.